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                                    BY-LAWS

                                      OF

                               LAGASSE BROS., INC.


                                   ARTICLE I

                                    OFFICES


SECTION 1 - PRINCIPAL OFFICE:

     The principal office of the Corporation shall be located in the Parish of Jefferson, State of Louisiana.

SECTION 2 - OTHER OFFICES:

     The Corporation may also maintain offices at such other places within or without the State of Louisiana and the United States as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                                 SHAREHOLDERS

SECTION 1 - ANNUAL MEETINGS:

     The annual meeting of the Shareholders of the Corporation shall be held on the date during the month immediately prior to the end of the Corporation's taxable year and designated by the President or the Board of Directors for the purposes of electing Directors and of transacting such other business as may properly come before the meeting.

SECTION 2 - SPECIAL MEETINGS:

     Special meetings of the Shareholders may be called for any purpose or purposes at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of twenty percent (20%) or more of the shares then outstanding and entitled to vote or as otherwise required by law. Such requests shall state the purpose of the proposed meeting. A special meeting called upon the written request of a Shareholder or Shareholders shall be held at a time fixed by the Secretary not less than fifteen (15) nor more than sixty (60) days after the receipt of said request; and if the Secretary shall neglect or refuse to fix such time, the Shareholder or Shareholders making the request may do so.

SECTION 3 - PLACE OF MEETINGS:

     All meetings of Shareholders shall be held at the principal office of the Corporation or such other place determined by the unanimous written consent of the Shareholders of record entitled to notice of the meeting.


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SECTION 4 - NOTICE OF MEETINGS:

     (A) Written notice of each meeting of Shareholders, whether annual or special, stating the time and place of the meeting, shall be served either personally or by mail, not less than ten or more than fifty days before the meeting, upon each Shareholder of record entitled to vote at such meeting and upon any other Shareholder to whom the giving of notice may be required by law. Notice of the annual meeting need not state the purpose thereof, unless action is to be taken at the meeting as to which notice is required by law. Notice of a special meeting shall state the purpose or purposes for which the meeting is called and shall indicate that the special meeting is being called by, or at the direction of, the person or persons calling the meeting. If at any meeting action is proposed to be taken that would, if taken, entitle Shareholders to receive payment for their shares pursuant to the Louisiana Business Corporation Law, the notice of such meeting shall include a statement of that purpose. If placed in the United States Mail, notice of meetings shall be directed to each Shareholder at his address as it appears on the records of the Shareholders of the Corporation, unless a Shareholder shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, notice shall be mailed to the address designated in such request.

     (B) Notice of any meeting of Shareholders need not be given to any person who may become a Shareholder of record after the mailing of such notice and prior to the meeting, or to any Shareholder who attends such meeting, in person or by proxy, or to any Shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting.

     (C) If the time and place of a reconvened meeting of Shareholders was announced at the adjourned meeting, adjournments of any annual or special meeting of Shareholders may be taken without new notice being given unless a new record date is fixed for the adjourned meeting or unless required by law. However, any meeting at which Directors are to be elected shall be adjourned only from day to day until such Directors shall have been elected.

SECTION 5 - QUORUM:

     (A) Except as otherwise provided herein, by law or in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the "Articles of Incorporation"), at all meetings of Shareholders of the Corporation, the presence at the commencement of such meetings, in person or by proxy, of Shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any Shareholder after the commencement of a meeting shall have no effect on the existence of a quorum once a quorum has been established at a meeting.

     (B) Despite the absence of a quorum at any annual or special meeting of Shareholders, the Shareholders present, in person or by proxy, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.


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SECTION 6 - VOTING:

     (A) Except as otherwise provided by law or by the Articles of Incorporation, any corporate action, to be taken by the vote of the Shareholders at a meeting of Shareholders when a quorum is present or represented by proxy, shall be authorized by a majority of the votes cast at the meeting of Shareholders by the holders of shares entitled to vote thereon.

     (B) At every meeting of the Shareholders, a list of Shareholders entitled to vote, arranged alphabetically and certified by the Secretary or by the agent of the Corporation having charge of the transfer of shares, showing the number and class of shares held by each Shareholder on the record date for the meeting, shall be produced on the request of any Shareholder.

     (C) Except as otherwise provided by statute or by the Articles of Incorporation, at each meeting of Shareholders, each Shareholder of record of stock of the Corporation entitled to vote at the meeting, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

     (D) Each Shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the Shareholder himself, or by his attorney-in-fact who is duly authorized in writing. The Secretary of the Corporation or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any proxy. The regularity of a proxy on its face shall be received as prima facie evidence of validity for the purpose of establishing the presence of a quorum at such meeting and for all other purposes. If valid on its face, the burden of challenging any proxy shall be on the challenger who must challenge prior to a vote by the proxy. The proxy holder need not be a Shareholder of the Corporation. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. But in no case shall an outstanding proxy be valid for longer then three years, unless a later date is permitted by law. Each proxy instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

     (E) Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot. In a vote by ballot, each ballot shall state the name of the Shareholder voting and the number of shares voted by him, and it shall also state the name of the proxy holder of the ballot be cast by proxy.

     (F) Any action consented to in writing, signed by that number of the Shareholders entitled to vote thereon and necessary to constitute the approval of the Shareholders, if the matter had been presented to a meeting of the Shareholders, shall be and constitute action by the Shareholders with the same force and effect as if it had been passed by the necessary vote of the Shareholders at a duly called meeting of Shareholders. The written consents signed by the Shareholders shall be filed with the minutes of the Corporation by the Secretary.

SECTION 7 - PRESIDING OFFICER:

     The President of the Corporation shall serve as chairman of every meeting of the Shareholders unless some other person is elected to serve as chairman by a majority vote of the shares represented at the meeting. The chairman shall appoint such persons as he deems necessary to assist with the meeting of the Shareholders.


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                                 ARTICLE III

                              BOARD OF DIRECTORS

SECTION 1 - QUALIFICATIONS:

     Each member of the Board of Directors shall be a natural person at least 18 years of age, and shall be qualified by law to serve as a member of the Board of Directors. A member of the Board of Directors need not be a Shareholder of the Corporation.

SECTION 2 - NUMBER, ELECTION AND TERM OF OFFICE:

     (A) The number of the Directors that shall constitute the Board of Directors of the Corporation shall be six (6), except that when all of the outstanding shares of the Corporation are held of record by fewer than three shares, there need be only as many directors as there are shareholders, unless and until a different number is determined by a vote of a majority of the entire Board of Directors.

     (B) If provided in the Articles of Incorporation, the members of the Board of Directors of the Corporation shall be elected by a majority of the votes cast at a meeting of Shareholders by the holders of shares entitled to vote in the election and each Shareholder entitled to vote therein shall have the right to multiply the number of votes to which he is ordinarily entitled under Section 6(C) of Article II by the number of Directors to be elected and to cast all such votes for one candidate for Director or to distribute them among any two or more candidates for Director. If the Articles of Incorporation do not provide for cumulative voting in the election of Directors, Directors shall be elected by the majority of the votes cast at a meeting of the Shareholders by the holders of shares entitled to vote in the election.

     (C) Each Director shall hold office until the annual meeting of the Shareholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal.

SECTION 3 - DUTIES AND POWERS:

     (A) The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are by the Articles of Incorporation, by these By-Laws, or by law expressly conferred upon or reserved to the Shareholders.

     (B) The Board of Directors shall have the power to determine which accounts, books and records of the Corporation shall be opened to the inspection of Shareholders, except such as by law must be specifically open to inspection. The Board of Directors shall have the power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or determination of the Board of Directors shall be open to inspection.

     (C) The Board of Directors shall have the power to make, alter or amend the By-Laws of the Corporation; however, the Shareholders shall have the power to amend and repeal By-Laws made by the Directors


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SECTION 4 - ANNUAL AND REGULAR MEETINGS; NOTICE:

     (A) A regular meeting of the Board of Directors shall be held immediately following the annual meeting of the Shareholders at the principal office of the Corporation or at such other place as determined by the unanimous written consent of the Directors. But if notice of any regular meeting of the Board of Directors is required to be given to any Director, said regular meeting shall be held after the required notice is given or excused at the time stated in said notice and at the principal office of the Corporation, or at such other place as determined by the unanimous written consent of the Directors and set forth in said notice.

     (B) The Board of Directors may provide by resolution or by written consent for other regular meetings of the Board of Directors to be held on the dates and at the times stated in said resolution or written consent at the principal office of the Corporation or at such other place as determined by the unanimous resolution or unanimous written consent of the Directors.

     (C) Notice of any regular meeting of the Board of Directors shall not be required to be given; provided, however, if the Board of Directors shall fix the time or place of any regular meeting of the Board of Directors at a time other than immediately following the annual meeting of the Shareholders or at a place other than the principal office of the Corporation or if any Director is newly elected at an annual meeting of the Shareholders and was not present at the said annual meeting of the Shareholders at which he was elected, then notice of the regular meeting of the Board of Directors shall be required to be given to those Directors who were not present at the meeting of the Board of Directors which fixed the time or place of said regular meeting of the Board of Directors, who did not consent to fix the time or place of said regular meeting of the Board of Directors, in a consent executed by the Directors, or who were newly elected Directors and were not present at said annual meeting of the Shareholders. Notice of any regular meeting of the Board of Directors required to be given shall be given in the manner set forth for notice of a special meeting of the Board of Directors, except the purpose or purposes of the regular meeting need not be included in the notice, unless required by law.

     (D) Notice of any regular meeting shall not be required to be given to any Director who shall attend a regular meeting of the Board of Directors without protesting prior to the commencement of the regular meeting. The lack of notice to such a Director or to a Director who submits a signed waiver of notice, whether before or after the regular meeting, shall not invalidate the regular meeting or the actions of the Directors taken at such regular meeting. Attendance by a Director at a regular meeting shall constitute waiver of notice of such regular meeting, except where a Director attends a regular meeting for the express purpose of objecting to the transaction of business because the regular meeting is not lawfully called. Notice of any adjourned regular meeting shall not be required to be given.

SECTION 5 - SPECIAL MEETINGS; NOTICE:

     (A) Special meetings of the Board of Directors shall be held whenever called by the President or by the Secretary upon the written request of one of the Directors on the date and at the time specified in the notice or waivers of notice thereof and at the principal office of the Corporation, or at such other place as determined by the unanimous written consent of the Directors and set forth in said notice. The date and time of a special meeting of the Board of Directors shall be reasonable considering the attending circumstances and the purpose or purposes of the meeting.


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     (B) Notice of special meetings of the Board of Directors shall be mailed directly to each Director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the special meeting is to be held.
Notice of a special meeting of the Board of Directors shall include the date, time, place, if other than the principal office of the Corporation, and purpose or purposes of the meeting. Emergency special meetings may be held on any date, at any time, at any place and after any notice that is reasonable under the circumstances.

     (C) Notice of any special meeting of the Board of Directors shall not be required to be given to any Director who shall attend the special meeting without protesting prior to the commencement of the special meeting. The lack of notice to such a Director or to a Director who submits a signed waiver of notice, whether before or after the special meeting, shall not invalidate the special meeting or the actions of the Directors taken at such special meeting. Attendance by a Director at a special meeting shall constitute waiver of notice of such special meeting, except where a Director attends a special meeting for the express purpose of objecting to the transaction of business because the special meeting is not lawfully called. Notice of any adjourned special meeting shall not be required to be given.

SECTION 6 - CHAIRMAN OF THE BOARD:

      At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there is no Chairman or if he is absent, then the President shall preside, and in his absence, a temporary Chairman chosen by the Directors shall preside.

SECTION 7 - QUORUM AND ADJOURNMENTS:

     (A) At all meetings of the Board of Directors, the presence of a majority of the Directors of the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business by the Board of Directors, except as otherwise provided by law, the Articles of Incorporation, or these By-laws.

     (B) A meeting of the Board of Directors at which a quorum is present may be adjourned by a majority of the Directors present to reconvene at a specific date and time. It shall not be necessary to give notice of the reconvened meeting or of the business to be transacted, other than to announce the date, time, place, if other than the principal office of the Corporation, and purpose or purposes for the reconvened meeting at the meeting which was adjourned. At any such reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting which was adjourned.

     (C) A majority of the Directors of the Board of Directors present at any regular or special meeting of the Board of Directors, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

SECTION 8 - MANNER OF ACTING:

     (A) At all meetings of the Board of Directors, each Director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.


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     (B)  Except as otherwise provided by law, the Articles of Incorporation, or these By-Laws, the action of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is present when a meeting of the Board of Directors is convened, the Directors present may continue to do business, taking action by a vote of a majority of a quorum as fixed above, until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum as fixed above or the refusal of any Director present to vote.

     (C) Any action consented to in writing by that number of the Directors entitled to vote thereon and necessary to constitute the approval of the Board of Directors, if the matter had been presented to a meeting of the Board of Directors, shall be and constitute the act of the Board of Directors and shall have the same force and effect as if the same had been passed by the necessary vote of Directors at a duly called meeting of the Board of Directors. The written consents of Directors shall be filed by the Secretary with the minutes of the Corporation.

     (D) A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or forwards such dissent by registered mail to the Secretary of the Corporation immediately after the termination of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SECTION 9 - VACANCIES:

     Any vacancy in the Board of Directors occurring by reason of an increase in the number of Directors or by reason of the death, resignation, disqualification, removal or inability to act of any Director shall be filled for the unexpired portion of the term by a majority vote of the remaining Directors, though less than a quorum, at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors called for that purpose. Provided, however, that the Shareholders shall have the right, at any regular meeting of the Shareholders or special meeting of the Shareholders called for the purpose, prior to action by the Board of Directors, to fill the vacancy.

SECTION 10 - RESIGNATION:

     Any Director may resign at any time by giving written notice to the Board of Directors or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such Officer, and the formal or informal acceptance of such resignation shall not be necessary to make it effective.

SECTION 11 - REMOVAL:

     Any Director may be removed with or without cause at any time by the affirmative vote of the Shareholders necessary to elect a Director, whether at a regular meeting or at a special meeting of the Shareholders called for that purpose. If a Director has been elected by the exercise of the privilege of cumulative voting, such Director may not be removed if the votes cast against his removal would be sufficient to elect him if then cumulative voted in an election of the entire Board of Directors. Any Director may be removed for cause by resolution of the Board of Directors.


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SECTION 12 - COMPENSATION:

     No stated salary shall be paid to Directors, as such, for their services. By resolution of the Board of Directors or the Shareholders, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. In the event of a conflict as to the amount of compensation to be paid to Directors for their services and for reimbursement of expenses, the vote of the Shareholders shall prevail over that of the Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and from receiving compensation therefor.

SECTION 13 - CONTRACTS:

     (A) No contract or other transaction between this Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any Director be liable in any way by reason of the fact that any one or more of the Directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the Board of Directors.

     (B) Any Director, personally and individually, may be a party to, or may be interested in, any contract or transaction of this Corporation. No Director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote of a majority of a quorum, notwithstanding the presence of any such Director at the meeting at which such action is taken. Such Director or Directors may be counted in determining the presence of a quorum at such meeting, but may not vote on the authorization, approval, or ratification of the matter, unless such Director is the sole Director of the Corporation.

     (C) This section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under applicable law.

SECTION 14 - COMMITTEES:

     The Board of Directors, by resolution adopted by a majority of the Directors of the entire Board of Directors, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable. Each committee shall consist of three or more members and shall have and exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation to the extent permitted by law and as determined by the Board of Directors. The members of each committee shall serve at the pleasure of the Board of Directors. The President and the Chairman of the Board shall be members EX OFFICIO of each committee appointed by the Board of Directors, if not otherwise serving on such committee. Each committee shall have such name or names as may be determined by resolution adopted by the Board of Directors. Any vacancy occurring on a committee shall be filled by the Board of Directors, but the President may designate another Director to serve on the committee pending action by the Board of Directors. The Board of Directors may not delegate to a committee the power to declare dividends, issue stock, recommend to Shareholders any action requiring their approval, approve loan agreements, and change the membership of any committee either with or without cause. Additionally, the Board of Directors may not delegate to a committee the powers to be delegated to Officers of the Corporation. Each committee shall keep


                                      -8-
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regular minutes of its meetings and report the same to the Board of Directors at the next following meeting of the Board of Directors. A majority of the members of each committee may fix its rules of procedure.

                             ARTICLE IV

                             OFFICERS

SECTION 1 - NUMBER, QUALIFICATIONS, ELECTION AND TERM OF OFFICE:

     (A) The Officers of the Corporation shall consist of a Chairman of the Board of Directors, a President, a Secretary, a Treasurer, and such other Officers, including one or more Vice-Presidents, as the Board of Directors may deem advisable. Any Officer other than the Chairman of the Board of Directors may be, but is not required to be, a Director of the Corporation. Any two of more offices may be held by the same person.

     (B) The Officers of the Corporation shall be elected by the Board of Directors at the regular meeting of the Board of Directors following the annual meeting of Shareholders.

     (C) Each Officer shall hold office until the next regular meeting of the Board of Directors held after the annual meeting of the Shareholders and until his successor shall have been elected and qualified, or until his death, resignation or removal.

SECTION 2 - RESIGNATION:

     Any Officer may resign at any time by giving written notice of such resignation to the Board of Directors or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such Officer, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3 - REMOVAL:

     Any Officer may be removed, either with or without cause, at any time by the Board of Directors.

SECTION 4 - VACANCIES:

     A vacancy in any office by reason of death, resignation, inability to act, disqualification, removal, or any other reason, may be filled for the unexpired portion of the term by the Board of Directors. In its discretion, the Board of Directors, by the vote of a majority of the whole board, may leave unfilled for any such period as it may fix by resolution any offices except those of President, Secretary, and Treasurer.

SECTION 5 - DUTIES OF OFFICERS:

     (A) Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-Laws, or may be specifically conferred or imposed upon them by the Board of Directors. The Board of Directors shall have the power to alter the duties of the Officers.

    (B) The duties of the several Officers shall be as follows:


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        (1) PRESIDENT: The President shall be the chief executive officer of the Corporation. The President shall preside at all meetings of the Shareholders. If a Chairman of the Board of Directors has not been elected, then the President shall preside at all meetings of the Board of Directors. The President shall have the power to generally and actively manage the daily business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages and other contracts on behalf of the Corporation. The President shall have the power to alter the duties of the other Officers and to delegate duties to them. The President shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation, together with those specifically outlined as follows: The President shall have the sole authority in the hiring and firing of employees other than Officers; in the granting and accepting of leases; in the buying of all equipment, fixtures, and inventory of the Corporation; and generally in all matters having to do with the normal day-to-day operation of the business as set forth in the corporate charter or as is regularly conducted by the Corporation, reserving to the other Officers and to the Board of Directors those powers delegated to them by law and those reserved to them herein.

        (2) VICE PRESIDENT(S): The Vice President(s), if any, in the order of their seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the President or the Board of Directors shall prescribe. In the absence of the Secretary or Treasurer, and their respective assistants, if any, the duties of such absent Officer(s) shall devolve upon the Vice President(s) in his/their capacity as Assistant Secretary or Assistant Treasurer.

        (3) SECRETARY: The Secretary shall attend all meetings of the Shareholders, the Board of Directors and the committees of Directors. The Secretary shall keep accurate records and minutes of the acts, proceedings, and meetings of Shareholders, Directors and committees of Directors. The Secretary shall have authority to give all notices required by law or these By-Laws. When authorized by the Board of Directors or the President, the Secretary may affix the corporate seal to any lawfully executed documents requiring it and shall sign such instruments as may require his signature. The Secretary shall give, or cause to be given, the required notice of meetings of the Shareholders and of meetings of the Board of Directors. The Secretary shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. The Secretary shall keep in safe custody the corporate seal (if any) and all records, documents, contracts, and papers of the Corporation not pertaining to the performance of the duties vested in other Officers, which shall at reasonable times be available for the examination of any Director.

        (4) TREASURER: The Treasurer shall, subject to the direction of the President, have general custody of all the funds and securities of the Corporation and shall have have general supervision of the collection and disbursement of the funds of the Corporation. The Treasurer shall endorse, on behalf of the Corporation, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositaries as the Board of Directors may designate. The Treasurer may sign, with the President, or such other person or persons as may be designated for the purpose by the Board of Directors, all bills of exchange, checks, and promissory notes of the Corporation. The Treasurer shall enter, or cause to be entered, regularly in the books of the Corporation full and accurate account of all money received and paid by him on account of the Corporation; shall at all reasonable times exhibit his books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and, whenever required by the Board of Directors or the President, shall


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render a statement of his accounts. In the absence of a comptroller, the
Treasurer shall be responsible to the Board of Directors and the President for all financial control and internal audit of the Corporation and its subsidiaries. The Treasurer shall perform such other duties as may be prescribed from time to time by the Board of Directors or the President.

SECTION 6 - SURETIES AND BONDS:

     If the Board of Directors shall so require by resolution, any Officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties, as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

SECTION 7 - SHARES OF OTHER CORPORATIONS:

     Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as to such shares (including the attendance, acting and voting at shareholders' meetings and the execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President or such other person as the Board of Directors may authorize.

SECTION 8 - COMPENSATION:

     The compensation of all Officers of the Corporation shall be fixed by the Board of Directors. The compensation of an Officer may include both a basic salary and a discretionary bonus determined by the Board of Directors and dependent upon the superior performance of duties by the Officer. If an expense is paid by the Corporation that is finally determined by a governmental body not to be a tax deductible expense of the Corporation because the expense was incurred for the personal benefit of an officer, such officer shall be deemed to have received additional compensation in the amount of the expense in the year the expense was paid. If an expense is paid by the Corporation that is finally determined, by a government taxing authority and such courts to which any such determination is appealed, not to be a tax deductible expense because the expense was incurred for the personal benefit of an Officer, such Officer shall be deemed to have received additional compensation.

                                  ARTICLE V

                               SHARES OF STOCK

SECTION 1 - CERTIFICATES OF STOCK:

     (A) The certificates representing shares of stock of the Corporation shall be in such form as shall be adopted by the Board of Directors and shall be numbered and registered in the order issued. The certificates shall bear the holder's name and the number of shares, shall be signed by the President or the Secretary, shall bear a conspicuous legend referring to any restrictions on sale and transfer of said certificates, as required by applicable law, and may bear the corporate seal.

     (B) In the absence of any Officer or for any other reason that the Board of Directors deems sufficient, the Board of Directors may delegate all or a part of the duties of an Officer in respect to certificates of stock temporarily to any other Officer or to any Director.

     (C) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

     (D) The Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holders; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an Officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Shareholder, except as therein provided.

SECTION 2 - LOST OF DESTROYED CERTIFICATES:

     The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate by affidavit. The Corporation may issue a new certificate in the place of any certificate previously issued by it and alleged to have been lost or destroyed. On production of evidence of loss or destruction, the Board of Directors in its discretion may require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board of Directors may direct, with such surety or sureties as may be satisfactory to the Board of Directors, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificates. A new certificate may be issued without requiring such evidence, bond, or surety, when, in the judgment of the Board of Directors, it is proper so to do.

SECTION 3 - TRANSFER OF SHARES:

     (A) Transfer of stock of the Corporation shall be made on the stock records of the Corporation only upon the request of the holder of record thereof made in person or by duly authorized attorney. Transfers of stock of the Corporation may only be made upon the surrender of the certificate or certificates, representing the shares to be transferred, to the Corporation or to the transfer agent of the Corporation, for cancellation and if the surrendered certificate or certificates, representing the shares to be transferred, are accompanied with a proper assignment or power to transfer endorsed thereon or delivered therewith. The proper assignment or power to transfer must be duly executed and there must be provided such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

     (B) The Corporation and its Directors, Officers and agents shall be entitled to recognize and to treat the holder of record of any share or shares as the absolute owner thereof for all purposes, and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not there shall have been express or other notice thereof, except as otherwise provided by law.

SECTION 4 - RECORD DATE:

     The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of Shareholders, the date for payment of any dividend, the date for the allotment of rights, the date when any change or conversion or exchange of capital stock shall go into effect, or the date in connection with obtaining the consent of Shareholders to a proposal without a meeting for any purpose. In lieu of closing the stock transfer books, the Board of Directors may fix a record date in advance. The record date fixed in advance shall not exceed fifty (50) days prior to the date of any meeting of Shareholders, the date for the payment of any dividend, the date for the allotment of rights, the date when any change or conversion or exchange of capital stock shall go into effect, or the date in connection with obtaining Shareholder consent, as the case may be. The record date fixed in advance shall be used for the determination of the Shareholders entitled to receive notice of, and to vote at, any meeting of the Shareholders to receive payment of any dividend, to receive any allotment of rights, to exercise rights in respect of any change, conversion or exchange of capital stock, or to give consent as a Shareholder to a proposal without a meeting, as the case may be. If a record date is fixed for the purpose of determining the Shareholders entitled to notice of, and to vote at, a meeting of the Shareholders, the record date shall be a date not less than ten days prior to the date of said meeting. Only the Shareholders who are Shareholders of record on the record date so fixed shall be entitled to receive notice of, and to vote at, a meeting of the Shareholders, to receive payment of a dividend, to receive any allotment of rights, to exercise rights in respect of any change, conversion, or exchange of capital stock, or to give consent as a Shareholder to a proposal without a meeting, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed. If no record date is fixed, the record date for the determination of Shareholders entitled to notice of, or to vote at, a meeting of Shareholders shall be at the close of business on the day next preceding the day on which the meeting is held; the record date for determining
Shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Directors relating thereto is adopted.
When a determination of Shareholders of record entitled to notice of, or to vote at, any meeting of the Shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the Directors fix a new record date for the adjourned meeting.

                                  ARTICLE VI

                                  DIVIDENDS

SECTION 1 - PAYMENT OF DIVIDENDS:

     Subject to any applicable law, dividends may be declared and paid out of any amounts available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine. Dividends may be declared and paid in cash, in property, or in shares of stock of the Corporation.

SECTION 2 - RESERVES:

     Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or as reserves necessary to meet contingencies for any proper purpose. The Board of Directors may modify or abolish any reserve in the same manner in which it was created at any time.

                                  ARTICLE VII

                                  FISCAL YEAR

     The fiscal year of the Corporation shall be fixed by the Board of Directors, subject to applicable law.

                                 ARTICLE VIII

                                CORPORATE SEAL

     The Corporate seal, if any, shall be in such form as shall be approved by the Board of Directors. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Louisiana". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced. An impression of the seal, if any, shall be affixed to the margin hereof when availvable. The absence of the corporate seal on any document shall not affect the validity of the instrument.

                                  ARTICLE IX

                                  AMENDMENTS

SECTION 1 - BY DIRECTORS:

     The Board of Directors shall have power to make, adopt, alter and amend or repeal the By-Laws of the Corporation; however, the Shareholders, as provided in this Article, may amend or repeal the By-Laws made by the Board of Directors. If any By-Law is adopted, repealed or amended by the Board of Directors, there shall be set forth in a notice to each Shareholder the By-Law so adopted, repealed or amended, together with a concise statement of the changes made and the purpose or purposes thereof.

SECTION 2 - BY SHAREHOLDERS:

     All By-Laws of the Corporation shall be subject to amendment or repeal by the Shareholders.

                                  ARTICLE X

                               INDEMNIFICATION

SECTION 1 - INDEMNIFICATION:

     The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another business, foreign or non-profit corporation, partnership, joint venture or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that in case of actions by or in the right of the Corporation, the indemnity shall be limited to expenses (including attorneys' fees and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the action to conclusion) actually and reasonably incurred in connection with the defense or settlement of such action and no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court shall deternmine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2 - SUCCESSFUL DEFENSE:

     To the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any such action suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

SECTION 3 - STANDARD OF CONDUCT:

     The indemnification hereunder (unless ordered by the court) shall be made by the Corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable or a quorum of disinterested Directors so directs, by independent legal counsel, or (3) by the Shareholders.

SECTION 4 - ADVANCE PAYMENT:

     The expenses incurred in defending such an action, suit or proceeding shall be paid by the Corporation in advance of the final disposition thereof if authorized by the Board of Directors in the manner provided in Section 3 above, upon receipt of an undertaking by or on behalf of the Director, Officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized hereunder.

SECTION 5 - OTHER RIGHTS:

     The indemnification provided hereunder shall not be deemed exclusive of any other rights to which one indemnified may be entitled, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of his heirs and legal representatives.

SECTION 6 - INSURANCE:

     The Corporation may procure insurance on behalf of any person who is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another business, non-profit or foreign corporation, partnership, joint venture or other enterprise against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the Business Corporation Law of Louisiana.

                           ARTICLE XI

                            NOTICES

SECTION 1 - EFFECT OF NOTICE:

     Any written notice required or permitted by law, the Articles of Incorporation or the By-Laws to be given to any Shareholder, Director or Officer shall be deemed to have been given to such Shareholder, Director, or Officer one business day after the notice is placed in the United States mail, postage prepaid, and addressed to such Shareholder, Director, or Officer at his last known address as it appears on the records of the Corporation.

SECTION 2 - WAIVER OF NOTICE:

     Whenever any notice is required to be given by law, the Articles of Incorporation, or the By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed the equivalent of the required notice.

                            ARTICLE XII

                       FINANCIAL STATEMENT

     The Board of Directors shall present at each annual meeting of the Shareholders, and at any special meeting of the Shareholders when called for by vote of the Shareholders, a full and clear statement of the business and condition of the Corporation.

                           ARTICLE XIII

                             CHECKS

     All checks or demands for money and notes of the Corporation shall be signed or shall otherwise be prepared for negotiation by the President, Treasurer, or such person or persons as the Board of Directors may designate. The Secretary of the Corporation shall maintain custody of signature facsimile devices used in the preparation of checks.

                           ARTICLE XIV

                      REVERSION TO CORPORATION

     Cash, property or stock dividends, shares issuable to Shareholders in connection with a reclassification of stock and the redemption price of redeemed shares, which are not claimed by the Shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the Corporation to pay the dividend or redemption price or to deliver the certificates for the shares to such Shareholders within such time, shall, at the expiration of such time, revert in full ownership to the Corporation; and the Corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease. The Board of Directors may, at any time, for any reason satisfactory to it and at its discretion, authorize (a) payment of the amount of any cash or property dividend or redemption price or (b) issuance of any shares, ownership of which has reverted to the Corporation pursuant to this Article, to the entity who or which would be entitled thereto had such reversion not occurred.


Dated: March 9, 1983                       /s/ Linette L. Abadie
                                        -----------------------------
                                        Linette L. Abadie, Secretary